EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

        We consent to the incorporation by reference in Registration Statements File Nos. 33-35023, 33-38616, 333-00187, 333-73155, 333-77061, 333-42729, 333-33200, 333-37350, 333-50880 and 333-89190 of MGM MIRAGE of our report dated January 28, 2003, except for Note 19, as to which the date is February 28, 2003, appearing in this Annual Report on Form 10-K of MGM MIRAGE for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada

March 24, 2003